EXHIBIT 5
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                     LEGAL OPINION OF HOGAN & HARTSON L.L.P.



                                  July 29, 2003



Board of Directors
NBT Bancorp Inc.
52  South  Broad  Street
Norwich,  New  York  13815

Re: NBT Bancorp Inc. Non-employee Directors' Restricted and Deferred Stock Plan Registration Statement on Form S-8

Ladies  and  Gentlemen:

          We are acting as special counsel to NBT Bancorp Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of up to 200,000 shares of the Company's common stock, par value $0.01 per share, all of which shares (the
"Shares") are to be issued by the Company under the Company's Non-employee Directors' Restricted and Deferred Stock Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An  executed  copy  of  the  Registration  Statement.

          2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on July 25, 2003 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4.   The  Plan.


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          5.   Resolutions  of  the Board of Directors of the Company adopted by unanimous written consent on March 25, 2003, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          6. Resolutions of the stockholders of the Company adopted at a meeting held on May 1, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, approving the Plan.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan have been duly authorized and, upon issuance therefore in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Very truly yours,



                              /s/ Hogan & Hartson L.L.P.


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